UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 14, 2008, the board of directors of TD AMERITRADE Holding Corporation elected Joseph H. Moglia as chairman of the board of directors, effective October 1, 2008, and Fredric J. Tomczyk as chief executive officer, also effective October 1, 2008. Mr. Tomczyk will become a member of the board of directors when be becomes CEO on October 1, 2008, as provided in the stockholders agreement among TD AMERITRADE, The Toronto-Dominion Bank and the Ricketts shareholders, and a member of the Non-TD Directors Committee. The Toronto-Dominion Bank agreed to waive its right to designate one of its five directors in order to permit Mr. Moglia to become a member of the board on October 1, 2008.
     Mr. Moglia and Mr. Tomczyk each entered into an amended and restated employment agreement with TD AMERITRADE in connection with his election to the new position. Below is a summary of the material terms of Mr. Moglia’s and Mr. Tomczyk’s new employment agreement.
Moglia Chairman Summary

Position	Chairman, beginning October 1, 2008
Term	May 2008 - May 2011
Base Salary	$1,000,000
Management Incentive Plan

Annual Cash Incentive	FY 2008	FY 2009	FY 2010 and FY 2011
Annual Equity	$3 million at target	$2 million (pro-rated target)	None
	$6 million at target	$4 million (pro-rated target)	None

Severance

	May 2008 - May 31, 2009	June 1, 2009 - May 31, 2011

Termination	▪ Severance period is greater of 1 year and remaining term	▪ Severance period is remaining term
Without Cause or	▪ Severance (same as current agreement) comprised of:	▪ Severance comprised of:
Resignation for	o base salary	o base salary
Good Reason	o annual cash incentive at actual performance o annual equity incentive in cash at actual performance	o continued vesting of PRSUs based on actual performance & full acceleration for RSUs
	o continued vesting of performance-based restricted stock units (PRSUs) based on actual performance & full acceleration for restricted stock units (RSUs)	o office, assistant & associate for 5 years o medical coverage for family for life
o office, assistant & associate for 5 years
o medical coverage for family for life

Resignation	May 2008 - Sept. 30, 2008	Oct. 1, 2008 - May 31, 2009	June 1, 2009 - May 31, 2011

	• No severance • Unvested RSUs forfeited	• Continued vesting of PRSUs based on actual performance & full acceleration for RSUs	• Continued vesting of PRSUs based on actual performance & full acceleration for RSUs
		• Office, assistant & associate for 5 years	• Office, assistance & associate for 5 years
		• Medical coverage for family for life	• Medical coverage for family for life

Death or Disability	• Pro-rated annual cash incentive and annual equity at actual performance
• RSUs vest immediately in case of death
• RSUs vest in accordance with terms in case of disability

Completion	• Office, assistant & associate for 5 years
(June 1, 2011)	• Medical coverage for family for life

Conditions to Receipt of Severance	• As a condition to receiving severance payments, Mr. Moglia is required to enter into a release of claims and abide by non-competition, non-solicitation and non-disparagement covenants.

Tomczyk CEO Summary

Position	CEO & President, beginning October 1, 2008
Term	5 years, with automatic 1 year renewals unless 60 days prior notice
Base Salary	$500,000
Management Incentive Plan

Annual Incentive	$1.5 million at target
Annual Equity	$3.5 million at target

Special Option Grant	• Non-qualified option for 1,150,000 shares, with exercise price at FMV at date of grant
• Vesting: Over 4 years - 25% on 1st anniversary and 25% each anniversary thereafter
• Change in control: if not assumed, substituted or replaced, it becomes fully vested and exercisable
• Termination: 10-year term and earlier 3 months after employment ends (except for severance-related events)
Severance

Termination Without Cause or Resignation for Good Reason	• $4 million paid equally over 2 years • Pro-rated current year annual incentive • Performance-based restricted stock units (PRSUs) vest on actual performance
• Restricted Stock Units (RSUs) immediately vest
• Option continues to vest
• 2 years COBRA Good reason includes failure to obtain assumption by a successor
Death or Disability	• Pro-rated annual incentive
• Death: immediate vesting and settlement of PRSUs & RSUs; vested options exercisable for 1 year and unvested options forfeited
• Disability: continued vesting of PRSUs & RSUs in accordance with terms; vested options exercisable for 1 year and unvested options forfeited

Benefits	• All plans available to executive officers
• Private aircraft for AMTD-related business
• Reimbursement for tax preparation as long as executive has Canadian and US income
Conditions to Receipt of Severance	• As a condition to receiving severance payments, Mr. Tomczyk is required to enter into a release of claims and abide by non-competition, non-solicitation and non-disparagement covenants.
     Mr. Tomczyk’s biographical information contained in the TD AMERITRADE Definitive Proxy Statement on Schedule 14A filed with the SEC on January 25, 2008 is incorporated into this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: May 15, 2008	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer